UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2011 (December 1, 2011)

___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (Address of Principal Executive Offices)
(214) 871-3555 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, the Board of Directors of Holly Logistic Services, L.L.C. (“HLS”) appointed Bruce R. Shaw as Senior Vice President and Chief Financial Officer of HLS, effective as of December 31, 2011 (the “Effective Date”), replacing Douglas S. Aron who will resign from this position, effective as of the Effective Date.  Mr. Shaw’s former position as Senior Vice President, Strategy and Corporate Development of HLS will be eliminated.  Mr. Shaw will continue to serve as the Senior Vice President, Strategy and Corporate Development of HollyFrontier Corporation.  Mr. Aron will continue to serve as Executive Vice President and Chief Financial Officer of HollyFrontier Corporation (“HFC”).

HLS is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (the “Partnership”).  HLS is a wholly-owned subsidiary of HollyFrontier Corporation which owns a 42% interest in the Partnership, including the general partner interest.

Mr. Shaw has served in various positions for HLS, HollyFrontier Corporation 1, and other companies as follows:

Date	Company	Title
July 2011 - Present	HLS / HFC	Senior VP, Strategy and Corporate Development
January 2008 - July 2011	HLS / HFC	Senior VP, Chief Financial Officer
April 2007 - April 2008	HLS	Director
September 2007 - December 2007	HFC	VP, Special Projects
June 2007 – September 2007	Standard Supply and Distributing Company, Inc., and Bartos Industries, Ltd.	President
February 2006 – May 2007	HLS / HFC	VP, Corporate Development
June 1997 – February 2006	HLS / HFC	Various management positions in Corporate Development, Marketing and Crude Supply
Prior to 1997	McKinsey and Company	Consultant

1  Holly Corporation prior to July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP Logistics Holdings, L.P., its General Partner

By: Holly Logistic Services, L.L.C., its General Partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Executive Vice President and Chief Financial Officer

Date:  December 7, 2011